AMENDED AND RESTATED BY
LAWS
OF
DELAWARE INVESTMENTS
DIVIDEND AND INCOME FUND,
INC.
A Maryland Corporation


ARTICLE I
OFFICES

	Section 1. PRINCIPAL OFFICE.
The principal executive office of
Delaware Investments Dividend
and Income Fund, Inc. (the
Corporation) shall be One Commerce
Square, Philadelphia, Pennsylvania,
19103.  The board of directors (the
Board of Directors) may, from time to
time, change the location of the
principal executive office of the
Corporation to any place within or
outside the State of Maryland.

	Section 2. OTHER OFFICES.
The Board of Directors may at any time
establish branch or subordinate offices
at any place or places where the
Corporation intends to do business.

ARTICLE II
	MEETINGS OF
STOCKHOLDERS

	Section 1. PLACE OF
MEETINGS. Meetings of stockholders
shall be held at any place within or
outside the State of Maryland
designated by the Board of Directors.
In the absence of any such designation
by the Board of Directors, stockholders
meetings shall be held at the principal
executive office of the Corporation. For purposes of these Amended and
Restated By Laws (the By Laws), the
term stockholder shall mean a record
owner of shares of capital stock of the
Corporation.

	Section 2. CALL OF MEETING.
A meeting of the stockholders may be
called at any time by the Board of
Directors, the Chairperson (as defined
under Section 3 of Article III herein) or by the President (as defined under Section 1 of Article V herein). If the
Corporation is required under the
Investment Company Act of 1940, as
amended (the 1940 Act), to hold a
stockholders meeting to elect directors, the meeting shall be deemed an annual meeting for that year for purposes of the 1940 Act.

	Section 3.	SPECIAL
MEETINGS.  Special meetings of the
stockholders may be called at any time
by the Chairperson, President or a
majority of the members of the Board
of Directors and shall be called by the
secretary of the Corporation upon the
written request of the holders of at
least a majority of the shares of the
capital stock of the Corporation issued
and outstanding and entitled to vote at
such meeting.  Upon receipt of a
written request from such holders
entitled to call a special meeting, which shall state the purpose of the meeting and the matter proposed to be acted on at it, the secretary shall issue notice of such meeting. The cost of preparing and mailing the notice of a special meeting of stockholders shall be borne by the Corporation. Special meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Maryland as the Board of Directors may from time to time direct, or at such place within or without the State of Maryland as shall be specified in the notice of such meeting.

	Section 4. NOTICE OF
STOCKHOLDERS MEETING. All
notices of meetings of stockholders
shall be sent or otherwise given, in
accordance with Section 5 of this
Article, not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which directors are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

	Section 5. MANNER OF
GIVING NOTICE; AFFIDAVIT OF
NOTICE. Notice of any meeting of
stockholders shall be given either
personally or by first class mail, courier or telegraphic, facsimile, electronic mail or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or its transfer agent or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporations books or is given, notice shall be deemed to have been given if sent to that stockholder by first class mail, courier, or telegraphic, facsimile, electronic mail or other written communication to the Corporations principal executive office. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail, with a courier or sent by telegram, facsimile, electronic mail or other means of written communication.

	If any notice addressed to a
stockholder at the address of that
stockholder appearing on the books of
the Corporation is returned to the
Corporation marked to indicate that
the notice to the stockholder cannot be
delivered at that address, all future
notices or reports shall be deemed to
have been duly given without further
mailing, or substantial equivalent
thereof, if such notices shall be
available to the stockholder on written
demand of the stockholder at the
principal executive office of the
Corporation for a period of one year
from the date of the giving of the
notice.

	An affidavit of the mailing or
other means of giving any notice of any
stockholders meeting shall be executed
by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice and shall be filed and maintained in the records of the Corporation. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

	Section 6. ADJOURNED
MEETING; NOTICE. Any stockholders
meeting, whether or not a quorum is
present, may be adjourned from time to
time (and at any time during the
course of the meeting) by a majority of
the votes cast by those stockholders
present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a stockholders meeting prior to adjournment.

	When any stockholders meeting
is adjourned to another time or place,
notice need not be given of the
adjourned meeting at which the
adjournment is taken, unless a new
record date of the adjourned meeting is
fixed or unless the adjournment is for
more than one hundred twenty (120)
days from the record date set for the
original meeting, in which case the
Board of Directors shall set a new
record date. If notice of any such
adjourned meeting is required
pursuant to the preceding sentence, it
shall be given to each stockholder of
record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article. At any adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

	Section 7.  QUORUM.  At all
meetings of the stockholders a quorum
shall consist of the holders of a
majority of the outstanding shares of
the capital stock of the Corporation
entitled to vote at such meeting. In the absence of a quorum no business shall be transacted except that the stockholders present in person or by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time to a date not more than one hundred twenty
(120) days after the original record date without further notice other than announcement at the meeting. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting on the date specified in the original notice.

	Section  8. WRITTEN ACTION.
Any action that might be taken at a
meeting of the stockholders may be
taken without a meeting if done in
writing and signed by all of the
stockholders entitled to vote on that
action.

	Section 9. VOTING. The
stockholders entitled to vote at any
meeting of stockholders shall be
determined in accordance with the
provisions of the Articles of
Incorporation (the Charter) and these
By Laws, as may be amended from
time to time and as in effect at such
time. The stockholders vote may be by
voice vote or by ballot; provided,
however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun.

	Abstentions and broker non-
votes will be included for purposes of
determining whether a quorum is
present at a stockholders meeting.
Abstentions and broker non votes will
be treated as votes present at a
stockholders meeting, but will not be
treated as votes cast.  Abstentions and
broker non votes, therefore, will have
no effect on proposals which require a
plurality or majority of votes cast for
approval, but will have the same effect
as a vote against on proposals
requiring a majority of outstanding
voting securities for approval.

	Section 10. WAIVER OF
NOTICE BY CONSENT OF ABSENT
STOCKHOLDERS.  The transactions
of a meeting of stockholders, however
called and noticed and wherever held,
shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy.
Attendance by a person at a meeting
shall also constitute a waiver of notice with respect to that person of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.
Whenever notice of a meeting is
required to be given to a stockholder
under the Charter or these By Laws, a
written waiver thereof, executed before
or after the meeting by such
stockholder or his or her attorney
thereunto authorized and filed with the
records of the meeting, shall be deemed
equivalent to such notice.

	Section 11. PROXIES. Every
stockholder entitled to vote for
directors or on any other matter shall
have the right to do so either in person or by one or more agents authorized by a written proxy signed by the stockholder and filed with the secretary of the Corporation. A proxy shall be deemed signed if the stockholders name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholders attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the stockholder executing it by a written notice delivered to the Corporation prior to the exercise of the proxy or by the stockholders execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the stockholder is received by the Corporation before the proxys vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Maryland General
Corporation Law.

	With respect to any stockholders
meeting, the Corporation may accept
proxies by any electronic, telephonic,
computerized, telecommunications or
other reasonable alternative to the
execution of a written instrument
authorizing the proxy to act, provided
the stockholders authorization is
received within eleven (11) months
before the meeting.  A proxy with
respect to shares held in the name of
two or more Persons shall be valid if
executed by any one of them unless at
or prior to exercise of the proxy the
Corporation receives a specific written
notice to the contrary from any one of
them.  A proxy purporting to be
executed by or on behalf of a
stockholder shall be deemed valid
unless challenged at or prior to its
exercise and the burden of proving
invalidity shall rest with the
challenger.

	Section 12. INSPECTORS OF
ELECTION. Before any meeting of
stockholders, the Board of Directors or
the appropriate officers of the
Corporation may appoint any person
other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any stockholder or a stockholders proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any stockholder or a stockholders proxy shall, appoint a person to fill the vacancy.

	The inspector shall:

	(a)	determine the number of
shares outstanding and the voting
power of each, the shares represented
at the meeting, the existence of a
quorum and the authenticity, validity
and effect of proxies;

	(b)	receive votes, ballots or
consents;

	(c)	hear and determine all
challenges and questions in any way
arising in connection with the right to
vote;

	(d)	count and tabulate all
votes or consents;

	(e)	determine when the polls
shall close;

	(f)	determine the result; and

	(g)	do any other acts that
may be proper to conduct the election
or vote with fairness to all
stockholders.


ARTICLE III
DIRECTORS

	Section 1. POWERS. Subject to
the applicable provisions of the Charter and these By Laws relating to action requiring stockholder approval, the business and affairs of the Corporation shall be managed and all powers shall be exercised by or under the direction of the Board of Directors.

	Section 2. NUMBER OF
DIRECTORS.  The Board of Directors
shall consist of not less than three
members; provided, however, that if
there are fewer than three
stockholders, then the number of
directors may be the same as the
number of stockholders, but not less
than one. The Board of Directors may
alter the number of directors set by
these By Laws in accordance with
applicable provisions of law; provided
however, that such action shall not
affect the tenure of office of any
director.

	Section 3. CHAIRPERSON. The
Board of Directors may elect a
chairperson for the purpose of
presiding at meetings of the Board of
Directors (the Chairperson).  The
Chairperson shall exercise and perform
such other powers and duties as may
be from time to time assigned to the
Chairperson by the Board of Directors
or prescribed by the By Laws.  The
Chairperson may delegate his or her
powers and duties to the directors or
officers of the Corporation that he or
she deems appropriate, provided that
such delegation is consistent with
applicable legal and regulatory
requirements.

	Section 4. VACANCIES.
Vacancies in the Board of Directors
may be filled by a majority of the
remaining directors, though less than a
quorum, or by a sole remaining
director, unless the Board of Directors
calls a meeting of stockholders for the
purpose of filling such vacancies.
Notwithstanding the above, whenever
and for so long as the Corporation is a
participant in or otherwise has in effect a plan under which the Corporation may be deemed to bear expenses of distributing its shares as that practice is described in Rule 12b 1 under the 1940 Act, then the selection and nomination of the directors who are not interested persons of the Corporation, as that term is defined in the 1940 Act
(the Independent Directors) shall be,
and is, committed to the discretion of
the Independent Directors.

	Section 5. PLACE OF
MEETINGS AND MEETINGS BY
TELEPHONE. All meetings of the
Board of Directors may be held at any
place within or outside the State of
Maryland that has been designated
from time to time by resolution of the
Board of Directors. In the absence of
such a designation, regular meetings
shall be held at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

	Section 6. REGULAR
MEETINGS. Regular meetings of the
Board of Directors shall be held
without call at such time as shall from
time to time be fixed by the Board of
Directors. Such regular meetings may
be held without notice.

	Section 7. SPECIAL
MEETINGS. Special meetings of the
Board of Directors for any purpose or
purposes may be called at any time by
the Chairperson, the President (as
defined under Section 1 of Article V
herein), any vice president, the
secretary or any two (2) directors.

	Notice of the time and place of
special meetings shall be delivered
personally or by telephone to each
director or sent by first class mail,
courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each director at that directors address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least seven
(7) days before the time of the holding
of the meeting. In case the notice is
delivered personally, by telephone, by
courier, to the telegraph company, or
by express mail, facsimile, electronic
mail or similar service, it shall be
delivered at least forty eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the Corporation, the place of the meeting.

	Section 8. QUORUM. A majority
of the authorized number of directors
shall constitute a quorum for the
transaction of business, except to
adjourn as provided in Section 11 of
this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Charter. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for that meeting.

	Section 9. WAIVER OF
NOTICE. Notice of any meeting need
not be given to any director who either
before or after the meeting signs a
written waiver of notice, a consent to
holding the meeting, or an approval of
the minutes. The waiver of notice or
consent need not specify the purpose of
the meeting. All such waivers,
consents, and approvals shall be filed
with the records of the Corporation or
made a part of the minutes of the
meeting. Notice of a meeting shall also
be deemed given to any director who
attends the meeting without protesting
before or at its commencement about
the lack of notice to that director.

	Section 10.  ACTION BY
WRITTEN CONSENT IN LIEU OF
MEETINGS.  Except as required by
law, including the 1940 Act and the
rules and regulations thereunder, on
any matter required or permitted to be
voted on by the Board of Directors, or
any committee of the Board of
Directors, the Board of Directors or a
committee thereof may take such
action without a meeting, without prior
notice and without a vote, if a
unanimous consent that sets forth such
action is provided in writing or by
electronic transmission by each
member of the Board of Directors or
the committee and such consents are
filed in paper or electronic form with
the minutes of proceedings of the Board
of Directors or the committee.


	Section 11. ADJOURNMENT. A
majority of the directors present,
whether or not constituting a quorum,
may adjourn any matter at any
meeting to another time and place.

	Section 12. NOTICE OF
ADJOURNMENT. Notice of the time
and place of holding an adjourned
meeting need not be given unless the
meeting is adjourned for more than
seven (7) days, in which case notice of
the time and place shall be given before the time of the adjourned meeting to the directors who were present at the time of the adjournment.

	Section 13. FEES AND
COMPENSATION OF DIRECTORS.
Directors and members of committees
may receive such compensation, if any,
for their services and such
reimbursement of expenses as may be
fixed or determined by resolution of the Board of Directors. This Section 13 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

	Section 14. DIRECTOR
EMERITUS.  Upon retirement of a
director, the Board of Directors may
elect him or her to the position of
Director Emeritus. A Director
Emeritus shall serve for one year and
may be reelected by the Board of
Directors from year to year thereafter.
Any person serving as a Director
Emeritus shall not vote at meetings of
directors and shall not be held
responsible for actions of the Board of
Directors but shall receive fees paid to directors for serving as such.

ARTICLE IV
COMMITTEES

	Section 1. COMMITTEES OF
THE BOARD OF DIRECTORS. The
Board of Directors may, by resolution
adopted by a majority of the authorized
number of directors, designate one or
more committees, each consisting of
two (2) or more directors, to serve at
the pleasure of the Board of Directors.
The Board of Directors may designate
one or more directors as alternate
members of any committee who may
replace any absent member at any
meeting of the committee. Any
committee to the extent provided in the
resolution of the Board of Directors,
shall have the authority of the Board of Directors, except with respect to:

	(a) the approval of any action
which under the Charter or applicable
law also requires stockholders approval
or requires approval by a majority of
the entire Board of Directors or certain members of said Board of Directors;

	(b) the filling of vacancies on the
Board of Directors or in any committee;

	(c) the fixing of compensation of
the directors for serving on the Board
of Directors or on any committee;

	(d) the amendment or repeal of
the Charter or of the By Laws or the
adoption of new By Laws;

	(e) the amendment or repeal of
any resolution of the Board of Directors which by its express terms is not so amendable or repealable; or

	(f) the appointment of any other
committees of the Board of Directors or
the members of these committees.

	Section 2. MEETINGS AND
ACTION OF COMMITTEES. Meetings
and action of any committee shall be
governed by and held and taken in
accordance with the provisions of
Article III of these By Laws, with such
changes in the context thereof as are
necessary to substitute the committee
and its members for the Board of
Directors and its members, except that
the time of regular meetings of any
committee may be determined either
by resolution of the Board of Directors
or by resolution of the committee.
Special meetings of any committee may
also be called by resolution of the
Board of Directors, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these By Laws.

ARTICLE V
OFFICERS

	Section 1. OFFICERS. The
officers of the Corporation shall be a
president and chief executive officer
(the President), a secretary, and a
treasurer.  The Corporation may also
have, at the discretion of the Board of
Directors, one or more vice presidents,

one or more assistant vice presidents,
one or more assistant secretaries, one
or more assistant treasurers, and such
other officers as may be appointed in
accordance with the provisions of
Section 3 of this Article.  Any number
of offices may be held by the same
person, except the offices of President
and vice president.

	Section 2. ELECTION OF
OFFICERS.  The officers of the
Corporation designated in Section 1 of
this Article shall be chosen by the
Board of Directors, and each shall
serve at the pleasure of the Board of
Directors, subject to the rights, if any, of an officer under any contract of employment.

	Section 3. SUBORDINATE
OFFICERS.  The Board of Directors
may appoint and may empower the
Chairperson and/or the President to
appoint such other officers as the
business of the Corporation may
require, each of whom shall hold office
for such period, have such authority
and perform such duties as are
provided in these By Laws or as the
Board of Directors may from time to
time determine.

	Section 4. REMOVAL AND
RESIGNATION OF OFFICERS.
Subject to the rights, if any, of an
officer under any contract of
employment, any officer may be
removed, either with or without cause,
by the Board of Directors at any
regular or special meeting of the Board
of Directors, or by an officer upon
whom such power of removal may be
conferred by the Board of Directors.

	Any officer may resign at any
time by giving written notice to the
Corporation.  Any resignation shall
take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

	Section 5. VACANCIES IN
OFFICES.  A vacancy in any office
because of death, resignation, removal,
disqualification or other cause shall be filled in the manner prescribed in these By Laws for regular appointment to that office.

	Section 6. PRESIDENT. Subject
to such supervisory powers, if any, as
may be given by the Board of Directors
to the Chairperson, the President shall
be the chief executive officer of the
Corporation and shall, subject to the
control of the Board of Directors, have
general supervision, direction and
control of the business and the officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these By Laws.

	Section 7. VICE PRESIDENTS.
In the absence or disability of the
President, vice presidents, in the order as determined by the Board of Directors, shall succeed to all of the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President until the President s return, or until such disability shall be removed or until a new President shall have been elected. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chairperson, the President or these By Laws.

	Section 8. SECRETARY. The
secretary shall keep or cause to be kept at the principal executive office of the Corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, which shall record the time and place of such meetings, designation of whether such a meeting is regular or special, the names of those present at directors meetings or committee meetings, and a summary of the proceedings.

	The secretary shall cause to be
kept at the principal executive office of the Corporation, or at the office of the Corporations transfer agent or registrar, a share register or a duplicate share register showing the names of all stockholders and their addresses, the number, series and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

	The secretary shall give or cause
to be given notice of all meetings of the stockholders and of the Board of Directors required by these By Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By Laws.

	Section 9. TREASURER. The
treasurer shall keep and maintain or
cause to be kept and maintained
adequate and correct books and records
of accounts of the properties and
business transactions of the
Corporation, including accounts of its
assets, liabilities, receipts,
disbursements, gains, losses, capital,
retained earnings and shares. The
books of account shall at all reasonable times be open to inspection by any director.

	The treasurer shall deposit all
monies and other valuables in the
name and to the credit of the
Corporation with such depositories as
may be designated by the Board of
Directors. He or she shall disburse the
funds of the Corporation as may be
ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these By Laws.

ARTICLE VI
INDEMNIFICATION OF
DIRECTORS, OFFICERS,
EMPLOYEES AND OTHER AGENTS

	Section 1. AGENTS,
PROCEEDINGS AND EXPENSES.
For the purpose of this Article, agent
means any person who is or was a
director, officer, employee or other
agent of this Corporation or is or was
serving at the request of the
Corporation as a trustee, director,
officer, employee or agent of another
foreign or domestic corporation,
partnership, joint venture, trust or
other enterprise or was a trustee,
director, officer, employee or agent of a foreign or domestic corporation which was a predecessor of another enterprise at the request of such predecessor entity; proceeding means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and expenses includes without limitation attorneys fees and any expenses of establishing a right to indemnification under this Article.


	Section 2. ACTIONS OTHER
THAN BY THE CORPORATION. The
Corporation shall indemnify any
person who was or is a party or is
threatened to be made a party to any
proceeding (other than an action by or
in the right of the Corporation) by
reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in the best interests of the Corporation and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. For purposes of this Section 2 and Section 3 below, (a) the termination of any proceeding by judgment, order, or settlement shall not of itself create a presumption that the person did not act in good faith or in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the persons conduct was unlawful, and (b) the termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the person did not act in good faith, or in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the persons conduct was unlawful.

	Section 3. ACTIONS BY THE
CORPORATION. The Corporation
shall indemnify any person who was or
is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of the Corporation.

	Section 4. EXCLUSION OF
INDEMNIFICATION.
Notwithstanding any provision to the
contrary contained herein, there shall
be no right to indemnification for any
liability arising by reason of willful
misfeasance, bad faith, gross
negligence, or the reckless disregard of the duties involved in the conduct of the agents office with the Corporation.

	No indemnification shall be
made under Sections 2 or 3 of this
Article:

	(a) In respect of any claim, issue
or matter as to which that person shall
have been adjudged to be liable in the
performance of that persons duty to the
Corporation, unless and only to the
extent that the court in which that
action was brought shall determine
upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

	(b) In respect of any claim, issue,
or matter as to which that person shall
have been adjudged to be liable on the
basis that personal benefit was
improperly received by him, whether or
not the benefit resulted from an action
taken in the persons official capacity;
or

	(c) Of amounts paid in settling or
otherwise disposing of a threatened or
pending action, with or without court
approval, or of expenses incurred in
defending a threatened or pending
action which is settled or otherwise
disposed of without court approval,
unless the required approval set forth
in Section 6 of this Article is obtained.

	Section 5. SUCCESSFUL
DEFENSE BY AGENT. To the extent
that an agent of the Corporation has
been successful on the merits in
defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the
Board of Directors, including a
majority who are disinterested, non
party directors, also determines that
based upon a review of the facts, the
agent was not liable by reason of the
disabling conduct referred to in Section
4 of this Article.

	Section 6. REQUIRED
APPROVAL. Except as provided in
Section 5 of this Article, any
indemnification under this Article shall
be made by the Corporation only if
authorized in the specific case on a
determination that indemnification of
the agent is proper in the
circumstances because the agent has
met the applicable standard of conduct
set forth in Sections 2 or 3 of this
Article and is not prohibited from
indemnification because of the
disabling conduct set forth in Section 4
of this Article, by:

	(a) A majority vote of a quorum
consisting of Independent Directors
who are not parties to the proceeding;
or

	(b) A written opinion by an
independent legal counsel.

	Section 7. ADVANCEMENT OF
EXPENSES. Expenses incurred in
defending any proceeding may be
advanced by the Corporation before the
final disposition of the proceeding on
receipt of an undertaking by or on
behalf of the agent to repay the amount
of the advance unless it shall be
determined ultimately that the agent is
entitled to be indemnified as
authorized in this Article, provided the agent provides a security for his undertaking, or a majority of a quorum of the disinterested, non party directors, or an independent legal counsel in a written opinion, determine that based on a review of readily available facts, there is reason to believe that said agent ultimately will be found entitled to indemnification.

	Section 8. CONTRACT RIGHTS.
With respect to any person who was or
is a party or is threatened to be made a party to, or is involved as a witness in, any proceeding by reason of the fact that such person is or was an agent of the Corporation, the rights to indemnification conferred in Sections 2 and 3 of this Article VI and the advancement of expenses conferred in
Section 7 of this Article VI, shall be
contract rights.  Any amendment,
repeal, or modification of, or adoption
of any provision inconsistent with, this
Article VI (or any provision hereof)
shall not adversely affect any right to
indemnification or advancement of
expenses granted to any such person
pursuant hereto with respect to any act
or omission of such person occurring
prior to the effective time of such
amendment, repeal, modification, or
adoption (regardless of whether the
proceeding relating to such acts or
omissions is commenced before or after
the effective time of such amendment,
repeal, modification, or adoption);
subject, however, to any restrictions or limitations imposed by the Maryland
General Corporation Law, as amended
from time to time, or under any similar
law adopted in lieu thereof.

	Section 9. OTHER
CONTRACTUAL RIGHTS. Nothing
contained in this Article shall affect
any right to indemnification to which
persons other than directors and
officers of the Corporation or any
subsidiary thereof may be entitled by
contract or otherwise.

	Section 10. LIMITATIONS. No
indemnification or advance shall be
made under this Article in any
circumstances where it would be
inconsistent with:

	(a) A provision of the Charter, a
resolution of the stockholders, or an
agreement which prohibits or

otherwise limits indemnification which
was in effect at the time of accrual of
the alleged cause of action asserted in
the proceeding in which the expenses
were incurred or other amounts were
paid; or

	(b) Any condition expressly
imposed by a court in approving a
settlement.

	Section 11. INSURANCE. Upon
and in the event of a determination by
the Board of Directors to purchase such
insurance, the Corporation shall be
entitled to purchase and maintain
insurance on behalf of any agent of the
Corporation against any liability
asserted against or incurred by the
agent in such capacity or arising out of the agents status as such.

	Section 12. FIDUCIARIES OF
EMPLOYEE BENEFIT PLAN. This
Article does not apply to any
proceeding against any director,
investment manager or other fiduciary
of an employee benefit plan in that
persons capacity as such, even though
that person may also be an agent of the
Corporation as defined in Section 1 of
this Article. Nothing contained in this
Article shall limit any right to
indemnification to which such a
director, investment manager, or other
fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VII
RECORDS AND REPORTS

	Section 1. MAINTENANCE
AND INSPECTION OF SHARE
REGISTER. The Corporation shall
keep at its principal executive office or at the office of its transfer agent or registrar a record of its stockholders, providing the names and addresses of all stockholders and the number, series and classes of shares held by each stockholder.

	Section 2. MAINTENANCE
AND INSPECTION OF BY LAWS. The
Corporation shall keep at its principal
executive office the original or a copy of these By Laws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

	Section 3. MAINTENANCE

AND INSPECTION OF OTHER
RECORDS. The accounting books and
records and minutes of proceedings of
the stockholders and the Board of
Directors and any committee or
committees of the Board of Directors
shall be kept at such place or places
designated by the Board of Directors or
in the absence of such designation, at
the principal executive office of the
Corporation. The minutes shall be kept
in record form and the accounting
books and records shall be kept either
in written form or in any other form
capable of being converted into written
form. The minutes and accounting
books and records shall be open to
inspection upon the written demand of
any stockholder or holder of a voting
trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holders interests as a stockholder or as the holder of a voting trust certificate.
The inspection may be made in person
or by an agent or attorney.

	Section 4. INSPECTION BY
DIRECTORS. Every director shall
have the absolute right at any
reasonable time to inspect all books,
records, and documents of every kind
and the physical properties of the
Corporation. This inspection by a
director may be made in person or by
an agent or attorney and the right of
inspection includes the right to copy
and make extracts of documents.

ARTICLE VIII
DIVIDENDS

	Section 1. DECLARATION OF
DIVIDENDS. Dividends upon the
shares of capital stock of the
Corporation may, subject to the
provisions of the Charter, if any, be
declared by the Board of Directors at
any regular or special meeting,
pursuant to applicable law. Dividends
may be paid in cash, in property, or in
shares of the Corporation.

	Section 2. RESERVES. Before
payment of any dividend there may be
set aside out of any funds of the
Corporation available for dividends
such sum or sums as the Board of
Directors may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem to be in the best interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX
GENERAL MATTERS

	Section 1. CHECKS, DRAFTS,
EVIDENCE OF INDEBTEDNESS. All
checks, drafts, or other orders for
payment of money, notes or other
evidences of indebtedness issued in the
name of or payable to the Corporation
shall be signed or endorsed by such
person or persons and in such manner
as from time to time shall be
determined by resolution of the Board
of Directors.

	Section 2. CONTRACTS AND
INSTRUMENTS; HOW EXECUTED.
The Board of Directors, except as
otherwise provided in these By Laws,
may authorize any officer or officers,
agent or agents, to enter into any
contract or execute any instrument in
the name of and on behalf of the
Corporation and this authority may be
general or confined to specific
instances; and unless so authorized or
ratified by the Board of Directors or
within the agency power of an officer,
no officer, agent, or employee shall
have any power or authority to bind
the Corporation by any contract or
engagement or to pledge its credit or to render it liable for any purpose or for any amount.

	Section 3. CERTIFICATES FOR
SHARES. A certificate or certificates
for shares of capital stock in any series of the Corporation may be issued to a stockholder upon his or her request when such shares are fully paid. All certificates shall be signed in the name of the Corporation by the Chairperson, the President or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series and class of shares owned by the stockholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Corporation may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

	Section 4. LOST
CERTIFICATES. Except as provided in
this Section 4, no new certificates for
shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. In case any share certificate or certificate for any other security is lost, stolen or destroyed, the appropriate officers of the Corporation may authorize the issuance of a replacement certificate on such terms and conditions as the Board of Directors or such appropriate officers may require, including a provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the
Corporation against any claim that
may be made against it, including any
expense or liability on account of the
alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

	Section 5. REPRESENTATION
OF SHARES OF OTHER ENTITIES
HELD BY THE CORPORATION. The
Chairperson, the President or any vice
president or any other person
authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Corporation any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Corporation. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

	Section 6. TRANSFER OF
SHARES. Shares of the Corporation
shall be transferable only on the record books of the Corporation by the person in whose name such Shares are registered, or by his or her duly authorized attorney or representative.
In all cases of transfer by an attorney
in fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Corporation, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the
Corporation, its transfer agent or other duly authorized agent. No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Corporation, its transfer agent or other duly authorized agent, properly endorsed.

	Section 7. HOLDERS OF
RECORD. The Corporation shall be
entitled to treat the holder of record of any share or shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof.

	Section 8.  RECORD DATES.
The Board of Directors may close the
stock transfer books of the Corporation
for a period not exceeding twenty days
preceding the date of any meeting of
stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding twenty days in connection with the obtaining of the consent of stockholders for any, purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding ninety days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

	Section 9. FISCAL YEAR.  The
fiscal year of the Corporation and each
series thereof shall be fixed by
resolution of the Board of Directors
and, subject to applicable law or
regulation, may be re fixed or changed
from time to time by resolution of the
Board of Directors.  The fiscal year of
the Corporation shall be the taxable
year of each series of the Corporation.

ARTICLE X
AMENDMENTS

	Section 1. AMENDMENT.
These By laws may be restated and/or
amended at any time, without the
approval of the stockholders, by an
instrument in writing signed by, or a
resolution of, a majority of the then

Board of Directors.

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Amended and Restated as of November 15, 2006



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